Exhibit 10.1

FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 31, 2023, by and among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of Arkansas, Inc., Rush Truck Centers of California, Inc., Rush Medium-Duty Truck Centers of California, Inc., Rush Truck Centers of Colorado, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Illinois Inc., Rush Truck Centers of Indiana Inc., Rush Truck Centers of Kansas, Inc., Rush Truck Centers of Kentucky, Inc., Rush Truck Centers of Missouri, Inc., Rush Truck Centers of Nebraska, Inc., Rush Truck Centers of Nevada, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Ohio, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Pennsylvania, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of Utah, Inc., Rush Truck Centers of Virginia Inc., and Rush Truck Centers of Texas, L.P. (each individually a “Borrower” and collectively, the “Borrowers”), Rush Enterprises, Inc. (“Holdings” or the “Borrower Representative”), the Lenders signatory hereto, and BMO Harris Bank N.A., as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

RECITALS

A.         Borrowers, Holdings, the Lenders signatory hereto and the Administrative Agent are parties to that certain Fifth Amended and Restated Credit Agreement, dated as of September 14, 2021 (as amended from time to time, the “Credit Agreement”).

B.         The parties hereto desire to amend the Credit Agreement in certain respects, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

AMENDMENT

1.          Benchmark Replacement. Effective as of June 1, 2023:

(a)          Each of the following terms shall have the meaning indicated, and shall replace on a prospective basis any corresponding definition in the Credit Agreement:

“Benchmark” means Term SOFR; provided that if a replacement of the Benchmark occurs after June 1, 2023, then Benchmark means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced the prior Benchmark rate. Any reference to “Benchmark” includes, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means the sum of (i) the greater of (a) the Floor and (b) the alternate benchmark rate that has been selected by the Required Lenders and the Borrower Representative as the replacement for the then-current Benchmark, giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendation made by the Relevant Government Body, for U.S dollar-denominated syndicated credit facilities at such time; and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to the Floor for all purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as may be agreed to by the Borrower Representative, the Administrative Agent and the Lenders from time to time, giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendation made by the Relevant Government Body, for U.S dollar-denominated syndicated credit facilities at such time.

        “Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City.

        “Floor” means a rate per annum equal to 0.00%.

        “Interest Period” means one calendar month.

        “SOFR” means, with respect to any business day, a rate per annum equal to the secured overnight financing rate for such business day published by the SOFR Administrator.

       “SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

        “Term SOFR” means, for each calendar month, the greater of: (a) the Floor; and (b) the forward-looking term rate based on SOFR for a one-month tenor most recently published by the Term SOFR Administrator on the Term SOFR Administrator’s Website, two business days prior to the first day of such calendar month, or if such rate is not published on such date, on the next preceding business day (not more than five business days prior to the first day of such calendar month) that such rate was published. For this purpose, “business day” means any day except for a Saturday, Sunday or other day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

       “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan bearing interest at a rate determined by reference to Term SOFR.

(b)         The following definitions are hereby deleted: Early Opt-in Effective Date, Early Opt-in Election, Reference Time, Term SOFR Event and Term SOFR Notice.

(c)        Section 2.9(a) and (c) of the Credit Agreement shall be amended by deleting the words “LIBOR Rate plus 1.10%” each time they appear and replacing them with the words “Term SOFR plus 1.20%”.

(d)         Notwithstanding anything to the contrary contained in this Amendment or in the Credit Agreement, (i) each LIBOR Rate Loan outstanding as of May 31, 2023 (each, an “Existing LIBOR Rate Loan”) shall continue to accrue interest at the LIBOR Rate through May 31, 2023 and such interest shall be payable on the interest payment date applicable thereto, (ii) on and after June 1, 2023, (x) no Borrower shall be permitted to request that any Lender fund, and no Lender shall fund, any LIBOR Rate Loan, and (y) no Existing LIBOR Rate Loan may be continued as a LIBOR Rate Loan, and (iii) on June 1, 2023 each Existing LIBOR Rate Loan shall become a Term SOFR Loan.

(e)         Section 2.15(a) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

(a)         Interest Rate Unascertainable, Inadequate or Unfair. In the event that the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which Term SOFR is determined, the Administrative Agent shall promptly so notify the Borrower Representative and the Lenders, whereupon the obligation of each Lender to make or to continue Term SOFR Loans shall be suspended until the Administrative Agent shall notify the Borrower Representative that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

(f)          In Section 2.15(b) of the Credit Agreement, the words “as provided in clause (d) below” shall be deleted.

(g)         Section 2.15(d) of the Credit Agreement shall be deleted in its entirety and replaced with “[RESERVED]”.

(h)         Section 2.16 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

        Section 2.16 Breakage Costs. The Borrowers shall compensate each Lender, upon demand from such Lender to the Borrower Representative (with a copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Term SOFR Loans of such Lender to the Borrowers) that such Lender may incur (A) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed Borrowing does not occur on a date specified therefor in a Request for Equipment Loan Borrowing or Request for Working Capital Borrowing or in a similar request made by telephone by the Borrower Representative, (B) to the extent any Term SOFR Loan is paid (whether through a scheduled payment, optional prepayment or mandatory prepayment) or converted to a Base Rate Loan (but excluding because of Section 2.15) on a date that is not the last day of the applicable calendar month, or (C) as a consequence of any failure by the Borrowers to repay Term SOFR Loans when required by the terms hereof. For purposes of this Section 2.16, each Lender shall be deemed to have funded each Term SOFR Loan made by it using a matching borrowing, collateralized by U.S. Treasury securities, in the repurchase market. Each demand for compensation under this Section 2.16 shall be accompanied by a certificate of the Lender claiming such compensation, setting forth the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(i)          The words “LIBOR Rate,” “LIBOR Rate Loan” and “LIBOR Rate Loans” are replaced, each time they appear in Section 2.15(a), (b) and (c), Section 2.18, and Section 2.19(a), with the words “Term SOFR,” “Term SOFR Loan” and “Term SOFR Loans,” respectively.

2.          Conditions to Effectiveness. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective until the Administrative Agent has received duly executed signature pages to this Amendment from all Lenders, Borrowers, and Holdings, and has executed this Amendment.

3.         Loan Documents; Continued Effectiveness. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

4.         Reaffirmation of Guaranty and Consent of Guarantor. Holdings hereby (a) consents to the execution and deliver by all Borrowers of this Amendment and the consummation of the transactions described herein; (b) agrees that the execution hereof shall not impair or otherwise affect any of its obligations and duties owned to BMO Harris Bank, N.A., as Administrative Agent and Collateral Agent, under that certain Guaranty Agreement dated December 31, 2010 (as amended, the “Guaranty”); (c) ratifies and confirms the terms of its guarantee of all Obligations with respect to the indebtedness now or hereafter outstanding under the Credit Agreement, as amended, and Guaranteed Obligations under the Guaranty; and (d) acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other document evidencing indebtedness of any Borrower to the Lenders or any other obligation of any Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of any Borrower, the guaranty of Holdings of all Obligations and Guaranteed Obligations (i) is and shall continue to be a primary obligation of Holdings, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, (iii) is and shall continue to be in full force and effect in accordance with its terms; and (iv) nothing contained herein shall release, discharge, modify, change or affect the original liability of Holdings with respect to the Obligations or Guaranteed Obligations, as they may be amended hereby.

5.          Effect of the Amendment. Except as expressly set forth herein, all terms of the Credit Agreement, the Guaranty and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Holdings and the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement or other Loan Documents. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

6.         Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7.         No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Loan Documents, nor an accord and satisfaction in regard thereto.

8.         Costs and Expenses. Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9.         Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an e-signature shall be as effective as delivery of a manually executed counterpart.

10.        Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.        Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

12.         Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.

BORROWERS:

RUSH TRUCK CENTERS OF ALABAMA, INC.

RUSH TRUCK CENTERS OF ARKANSAS, INC.

RUSH TRUCK CENTERS OF ARIZONA, INC.

RUSH TRUCK CENTERS OF CALIFORNIA, INC.

RUSH MEDIUM-DUTY TRUCK CENTERS OF CALIFORNIA, INC.

RUSH TRUCK CENTERS OF COLORADO, INC.

RUSH MEDIUM DUTY TRUCK CENTERS OF COLORADO, INC.,

RUSH TRUCK CENTERS OF FLORIDA, INC.

RUSH TRUCK CENTERS OF GEORGIA, INC.

RUSH TRUCK CENTERS OF IDAHO, INC.

RUSH TRUCK CENTERS OF ILLINOIS INC.

RUSH TRUCK CENTERS OF INDIANA INC.

RUSH TRUCK CENTERS OF KANSAS, INC.

RUSH TRUCK CENTERS OF KENTUCKY, INC.

RUSH TRUCK CENTERS OF MISSOURI, INC.

RUSH TRUCK CENTERS OF NEBRASKA, INC.

RUSH TRUCK CENTERS OF NEVADA, INC.

RUSH TRUCK CENTERS OF NEW MEXICO, INC.

RUSH TRUCK CENTERS OF NORTH CAROLINA, INC.

RUSH TRUCK CENTERS OF OHIO, INC.

RUSH TRUCK CENTERS OF OKLAHOMA, INC.

RUSH TRUCK CENTERS OF PENNSYLVANIA, INC.

RUSH TRUCK CENTERS OF TENNESSEE, INC.

RUSH TRUCK CENTERS OF UTAH, INC.

RUSH TRUCK CENTERS OF VIRGINIA INC.

By:	/s/ Steven L. Keller
Name:	Steven L. Keller
Title:	Assistant Secretary of each of the foregoing entities

RUSH TRUCK CENTERS OF TEXAS, L.P.

By:          Rushtex, Inc.

By:	/s/ Steven L. Keller
Name:	Steven L. Keller
Title:	Assistant Secretary

HOLDINGS:

RUSH ENTERPRISES, INC.

By:	/s/ Steven L. Keller
Name:	Steven L. Keller
Title:	Chief Financial Officer and Treasurer

BMO HARRIS BANK N.A., as Administrative Agent and Lender

By:	/s/ Daniel Clark
Name:	C. Daniel Clark
Title:	Head BMO Vehicle and Equipment Finance

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas Guehl

Name:	Thomas Guehl

Title:	Senior Vice President

MASSMUTUAL ASSET FINANCE, LLC, as a Lender

By:	/s/ Donald Butler

Name:	Donald Butler

Title:	SVP

COMERICA BANK, as a Lender

By:	/s/ John Smithson

Name:	John Smithson

Title:	Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Robert Corder

Name:	Robert Corder

Title:	Senior Vice President

NYCB SPECIALITY FINANCE COMPANY, LLC, as a Lender

By:	/s/ Mark C. Mazmanian

Name:	Mark C. Mazmanian

Title:	First Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Beth King

Name:	Beth King

Title:	SVP, Credit Products Officer